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                                                                     EXHIBIT 3.9


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                               INIVEN CORPORATION

                                       by

                               CONOLOG CORPORATION

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                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

             ------------------------------------------------------

                  CONOLOG CORPORATION, a corporation formed under the laws of the State of Delaware, desiring to merge INIVEN CORPORATION pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                  FIRST: Conolog Corporation is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 19th day of November, 1968.

                  Iniven Corporation is a corporation formed under the laws of the State of New Jersey, and its Certificate of Incorporation was filed in the office of the Department of State of New Jersey on the 14th day of September, 1979.

                  SECOND: The Board of Directors of Conolog Corporation, by resolutions duly adopted on the 30th day of November, 1983, determined to merge Iniven Corporation and to assume all of its obligations said resolutions being as follows:

                           "WHEREAS, this corporation has acquired and now
                  lawfully owns all of the stock of Iniven Corporation and desires to merge said corporation;

                           "NOW, THEREFORE, BE IT RESOLVED, that this
                  corporation merge and it does hereby merge said Iniven Corporation and does hereby assume all of its obligations; and

                           "FURTHER RESOLVED, that the proper officers of this
                  corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions."




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                  IN WITNESS WHEREOF, said Conolog Corporation has caused this
Certificate to be executed by its officers thereunto duly authorized this 20th day of December, 1983.

                                  CONOLOG CORPORATION


                                  By:
                                     ------------------------------------------
                                        President
ATTEST:



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                  Secretary